UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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The Advisory Board Company

(Name of Registrant as Specified In Its Charter)

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THE ADVISORY BOARD COMPANY

2445 M Street, NW
Washington, DC 20037
(202) 266-5600

Dear Stockholders:

      On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting of Stockholders of The Advisory Board Company to be held at our offices at 2445 M Street, NW, Washington, DC, 20037, on November 15, 2004, at 10:00 a.m. local time.

      The Notice of Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon.

      In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and promptly return the enclosed Proxy Card in the envelope provided.

Sincerely,

Frank J. Williams
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THE ADVISORY BOARD COMPANY

2445 M Street, NW
Washington, DC 20037
(202) 266-5600

October 1, 2004

Dear Stockholders:

      We are notifying you that the Annual Meeting of Stockholders (the “Meeting”) of The Advisory Board Company will be held at our offices at 2445 M Street, NW, Washington, DC, 20037, on November 15, 2004, at 10:00 a.m. local time. Only stockholders of record at the close of business on September 20, 2004 are entitled to vote at the Meeting. At the Meeting we will ask stockholders to act on the following matters:

1.	Elect seven directors.

2.	Ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending March 31, 2005.

3.	Transact any other business that is properly presented at the Meeting or any adjournment or postponement thereof.

      Each of these matters is described in more detail in the enclosed Proxy Statement. We have also enclosed a copy of our Annual Report for the fiscal year ended March 31, 2004. Please use this opportunity to take part in The Advisory Board Company’s affairs by voting your shares.

      Whether or not you plan to attend the Meeting, please complete, sign and date the enclosed Proxy Card and return it in the envelope provided.

Sincerely,

David L. Felsenthal
Chief Financial Officer, Secretary and Treasurer

2004 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

TABLE OF CONTENTS

Information About the Meeting, Voting and Proxies	1

Date, Time and Place of Meeting	1

Record Date, Outstanding Shares and Quorum	1

Voting Rights and Voting of Proxies	1

Solicitation and Voting of Proxies	1

Expenses of Solicitation	1

Revocation of Proxies	2

Board Corporate Governance Matters	2

Board of Directors Meetings and Committees	2

Compensation of the Board	3

Consideration of Director Nominees	3

Code of Conduct	4

Communications with the Board	4

Communications with the Audit Committee	4

Audit Committee Pre-Approval Policy	4

Audit Committee Report	4

PROPOSAL NO. 1 Election of Directors	5

Directors/ Nominees	5

PROPOSAL NO. 2 Ratify the Appointment of Ernst & Young LLP as Independent Auditors for the Fiscal Year Ending March 31, 2005	7

Independent Auditors’ Fees and Services	8

Security Ownership of Certain Beneficial Owners and Management	8

Executive Officers	10

Executive Compensation	11

Summary Compensation Table	11

Option Grants in Fiscal 2004	12

Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values	12

Equity Compensation Plan Information

Compensation Committee Report on Executive Compensation	13

General Compensation Practices for Officers	13

Compensation of the Chief Executive Officer	13

Deductibility of Executive Compensation in Excess of $1.0 Million	13

Employment Contracts, Termination of Employment and Change of Control Arrangements	14

Option Plans	14

Employment Arrangements	14

Stock Performance Graph	15

Certain Relationships and Related Transactions	15

Other Matters	16

Next Annual Meeting and Stockholder Proposals	16

Section 16(a) Beneficial Ownership Reporting Compliance	16

Delivery of Documents to Stockholders Sharing an Address	17

Other Business	17

Appendix A — Audit Committee Charter	A-1

PROXY STATEMENT

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

      Our Board of Directors is asking for your proxy for use at our Annual Meeting of Stockholders (the “Meeting”) to be held at our offices at 2445 M Street NW, Washington, DC, 20037, on November 15, 2004, at 10:00 a.m. local time and any adjournment or postponement of the Meeting. We are initially mailing this Proxy Statement and proxy to our stockholders on or about October 1, 2004.

Record Date, Outstanding Shares and Quorum

      Only holders of record of our common stock at the close of business on September 20, 2004 (the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, we had 17,209,786 shares of common stock outstanding and entitled to vote. If a majority of the shares outstanding on the Record Date are present at the Meeting, either in person or by proxy, we will have a quorum at the Meeting. Any shares represented by proxies that are marked for, against or to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum, but will not be counted or entitled to vote on that particular matter.

Voting Rights and Voting of Proxies

      Holders of our common stock are entitled to one vote for each share they held as of the Record Date. Cumulative voting for directors is not permitted. Directors will be elected by a plurality of the votes cast by the shares of common stock present at the Meeting (either in person or by proxy), which means that the seven nominees with the most votes will be elected. Approval of Proposal No. 2 requires approval by the holders of a majority of the shares of common stock present at the Meeting (either in person or by proxy). In accordance with Delaware law, abstentions have the effect of a vote “against” any matter as to which they are specified, whereas broker non-votes are not considered votes cast and, therefore, will not affect the outcome of the vote on the matters presented at the Meeting.

Solicitation and Voting of Proxies

      The proxy included with this Proxy Statement is solicited by our Board of Directors for use at the Meeting. You can submit your Proxy Card by mailing it in the envelope provided. If your Proxy Card is properly completed and received, and is not revoked before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your Proxy Card. Proxies will extend to, and be voted at, any adjournment or postponement of the Meeting. If you sign and return your Proxy Card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal No. 1 below and in favor of Proposal No. 2. As far as we know, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holder named on your Proxy Card is authorized to vote the shares represented by your Proxy Card according to his judgment.

Expenses of Solicitation

      We will pay the costs of preparing, printing and mailing this Notice of Annual Meeting of Stockholders and Proxy Statement, the enclosed Proxy Card and our 2004 Annual Report. We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile or oral communications by our directors, officers or regular employees acting without special compensation.

Revocation of Proxies

      If you submit the enclosed Proxy Card, you may revoke it at any time before voting takes place at the Meeting. There are three ways you can revoke your proxy: (1) deliver to the Secretary of the Company a written notice, dated later than the Proxy Card you want to revoke, stating that the proxy is revoked; (2) deliver to the Secretary of the Company a signed Proxy Card dated later than the proxy you want to revoke; or (3) attend the Meeting and vote in person. For this purpose, communications to the Secretary of the Company should be addressed to David L. Felsenthal, Chief Financial Officer, Secretary and Treasurer, The Advisory Board Company, 2445 M Street, NW, Washington, DC, 20037, and must be received before the time that the Proxy Card you wish to revoke is voted. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a previously submitted Proxy Card, you must contact that entity. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, prior to the Meeting you must obtain from that entity a Proxy Card covering the shares you beneficially own.

BOARD CORPORATE GOVERNANCE MATTERS

Board of Directors Meetings and Committees

      During fiscal 2004, the Board of Directors (the “Board”) met six times and took action by unanimous written consent on a number of occasions. All directors attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served. The Board of Directors also meets in executive session at least two times per year. These sessions, which are attended only by the Board’s independent directors, are chaired by the chairperson of the Governance Committee.

      The Board of Directors has determined that each of the directors standing for re-election, except Mr. Williams as the Chief Executive Officer, has no material relationship with the Company and is independent within the meaning of NASDAQ Stock Market, Inc. (“NASDAQ”) director independence standards, as currently in effect.

      The Board has three committees — the Audit Committee, Compensation Committee and Governance Committee. The role of each of the committees is governed by a charter adopted by the Board. The charter for the Governance Committee was filed electronically with our fiscal 2003 proxy statement, copies of which are available on the Company’s website at www.advisoryboardcompany.com. At the site click on the “About Us” button then the “Other Information” heading. A copy of the Audit Committee’s charter, as amended by the Board, is attached as Appendix A to this Proxy Statement.

      Audit Committee. The members of our Audit Committee are Ms. Zumwalt, Mr. Casper and Mr. Kindick. Ms. Zumwalt serves as chair of the committee. The Audit Committee, among other things, is directly responsible for the appointment, compensation and oversight of the work of the independent public accountants; approves in advance audit and any permissible non-audit services performed by our independent auditors; reviews with the independent auditors and management our internal controls; reviews the adequacy of our accounting and financial controls as reported by management and the independent auditors; and oversees our compliance systems and codes of conduct. Each of the members of the Audit Committee is independent within the meaning of NASDAQ’s director independence standards, as currently in effect, and meets heightened independence criteria applicable to audit committee members under SEC rules and NASDAQ listing standards. The Board of Directors has determined that all of the Company’s Audit Committee members are financially literate and has determined that Ms. Zumwalt meets the qualifications of an “audit committee financial expert” as defined under SEC rules. The Audit Committee met six times during fiscal 2004 and took action by unanimous consent once.

      Compensation Committee. The members of our Compensation Committee are Mr. Laird, Mr. Casper and Mr. Kindick. Mr. Laird serves as chair of the committee. The Compensation Committee, among other things: reviews and makes recommendations to the Board with respect to the compensation of the Chief Executive Officer and of directors; establishes or approves the compensation for other executive officers; and administers and oversees our stock-based compensation plans. Each of the members of the Compensation Committee is independent within the meaning of NASDAQ’s director independence standards, as currently in effect. The Compensation Committee met two times during fiscal 2004.

      Governance Committee. The members of our Governance Committee are Mr. Kindick, Mr. Casper, Mr. Laird and Ms. Zumwalt. Mr. Kindick serves as chair of the committee. The Governance Committee, among other things: reviews and assesses the development of the executive officers and considers and makes recommendations to the Board regarding promotion and succession issues; annually evaluates and reports to the Board on the performance and effectiveness of the committees specifically and the Board as a whole; annually presents to the Board a list of individuals recommended to be nominated for election to the Board; reviews, evaluates and recommends changes to the Company’s corporate governance principles; and recommends to the Board individuals to be elected to fill vacancies and newly created directorships. Each of the members of the Governance Committee is independent within the meaning of NASDAQ’s director independence standards, as currently in effect. The Governance Committee met one time and took action by unanimous written consent one time during fiscal 2004.

Compensation of the Board

      The Board or, to the extent authorized by the Board, the Compensation Committee, sets directors’ compensation under The Advisory Board Company Directors’ Stock Plan and such other arrangements as are deemed to be appropriate. To date, each director who is not an employee has received an initial grant of options to purchase 40,416 shares of common stock upon becoming a director. For fiscal 2004, non-employee directors also received an annual grant of options to purchase 10,000 shares of common stock and a $15,000 annual retainer. Directors who are employees of the Company generally do not receive additional compensation for their service on the Board. Compensation paid to Mr. Williams for fiscal 2004 is described in the section of this proxy statement entitled “Executive Compensation.”

      In July 2004, the Board established the position of Lead Director which is to be filled in the event the positions of Chairman of the Board and the office of Chief Executive Officer are held by the same person. The Lead Director’s role will be to preside at meetings of non-management members of the Board, and to perform other similar functions as deemed appropriate by the Board. The Compensation Committee has recommended the Lead Director receive a grant of options to purchase 60,000 shares of common stock upon appointment as Lead Director, and that the Lead Director be paid an annual fee of $100,000, payable in quarterly installments of $25,000 in lieu of the compensation described above.

Consideration of Director Nominees

      The Governance Committee will consider director nominees submitted by stockholders. Stockholders should submit the name of any person recommended as a nominee along with information demonstrating their own stock ownership to The Advisory Board Company, Attn: Corporate Secretary, 2445 M Street, NW, Washington, D.C., 20037.

      The Governance Committee identifies prospective director candidates in various ways, including through current Board members, management, stockholders or other persons. These candidates are evaluated at meetings of the Governance Committee, and may be considered at any point during the year.

      The Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. The Board seeks to include Directors with diverse experience in areas relevant to the Company’s business. The Company also seeks Directors with the highest standards of ethics and integrity, sound business judgment and the willingness to make a strong commitment to the Company and its success. The Board will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best contribute to the success of the business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Code of Conduct

      The Company has adopted The Advisory Board Company Code of Ethics for Finance Team Members, which was filed with the SEC on June 14, 2004, as an exhibit to the Company’s Form 10-K, a copy of which is available at the Company’s website. To the extent permitted by SEC rules and the NASDAQ listing standards, we intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics on the Company’s website.

Communications with the Board

      Stockholders may communicate with the members of the Board individually, with all independent directors, or with the Board as a group by writing to The Advisory Board Company, Attn: Corporate Secretary, 2445 M Street, NW, Washington, D.C., 20037. Please mark the outside of the envelope “BOARD COMMUNICATION,” and indicate which director(s) or group of directors the communication is intended for.

      You should identify your communication as being from a stockholder of The Advisory Board Company. The Corporate Secretary may request reasonable evidence that your communication is made by one of our stockholders before transmitting your communication to the requested member or members of the Board. The Corporate Secretary will review all communications from our stockholders, and communications relevant to our business and operations, as determined by the Corporate Secretary, will be forwarded to the requested member or members of the Board.

Communications with the Audit Committee

      The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. A communication or complaint to the Audit Committee regarding such matters may be submitted by writing to The Advisory Board Company, Attn: Corporate Secretary, 2445 M Street, NW, Washington, D.C., 20037. Please mark the outside of the envelope “AUDIT COMMITTEE COMMUNICATION.”

Audit Committee Pre-Approval Policy

      Under The Advisory Board Company Audit and Non-Audit Service Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed by the independent auditor for the Company require pre-approval by the Audit Committee. In some cases, pre-approval relates to audit or non-audit services that fall within certain established categories and budgets, and in other cases a particular defined task or scope of work may be pre-approved subject to a specific budget. Pre-approvals may be granted by either the full Audit Committee or, subject to a $50,000 limitation per engagement, by any member of the Audit Committee pursuant to delegated authority. Any pre-approvals by an Audit Committee member pursuant to this delegated authority shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate pre-approval authority to management.

AUDIT COMMITTEE REPORT

      The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the independent auditor) and such other duties as directed by the Board. Management has the primary responsibility for preparing the financial statements and implementing the Company’s financial reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors or to verify the independence of the independent auditors under applicable rules.

      In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the fiscal year ended March 31, 2004 (the “Audited Financial Statements”). The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with them their independence from the Company and its management. In addition, the Audit Committee has considered whether the non-audit services provided by Ernst & Young LLP are compatible with maintaining the auditor’s independence.

      Following the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended March 31, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

LeAnne M. Zumwalt, Chair
Marc N. Casper
Kelt Kindick

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Our Board of Directors currently has seven members. At the Meeting, we will nominate five of the current directors for re-election to the Board of Directors and two new individuals to take the two seats to be vacated by Jeffrey D. Zients and Michael A. D’Amato, who indicated to us that they did not wish to be nominated for re-election to the Board. The Board has determined that, if elected to serve another term on the Board, Mr. Williams would become our Chairman of the Board, and Mr. Kindick will assume the newly created role of Lead Director. Each of the nominees to the Board has consented to serve if elected and we are not aware of any nominee who is unable or unwilling to serve. However, if any nominee is unable or unwilling to serve, the proxy holder named on your Proxy Card may decide to vote the shares represented by your Proxy Card for any substitute nominee or the Board of Directors may determine not to nominate a substitute and may reduce the size of the Board.

Vote Required for Approval

      Directors will be elected by the affirmative vote of a plurality of the shares present at the Meeting, which means that the seven nominees who receive the most votes will be elected. Your proxy will be voted “for” each of these seven nominees unless your proxy is marked to withhold authority to vote for any or all of them.

Directors/Nominees

      The following table shows the Company’s nominees for election to the Board of Directors. Each of the nominees, except Mr. Neaman and Mr. Shapiro, currently serves as a director. Each nominee, if elected, will serve until the next annual meeting of stockholders and the election and qualification of a successor, or until his or her earlier death, resignation or removal.

			Director
Name of Director Nominee	Age	Principal Occupation	Since

Frank J. Williams	38	Chief Executive Officer, The Advisory Board Company	2001

Marc N. Casper *	36	Senior Vice President, Thermo Electron Corporation	2003

Kelt Kindick *	49	Chief Financial Officer, Commonwealth of Massachusetts	2001

Joseph E. Laird, Jr. *	59	Chairman and Chief Executive Officer, Laird Squared LLC	2001

Mark R. Neaman *	53	President and Chief Executive Officer, Evanston Northwestern Healthcare	—

Leon D. Shapiro *	46	Investment Management	—

LeAnne M. Zumwalt *	46	Vice President, DaVita, Inc.	2001

*	Indicates the Director nominee is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards as determined by the Board of Directors.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

      Frank J. Williams joined us in September 2000 as an Executive Vice President and has been our Chief Executive Officer and a director since June 2001. Upon re-election, Mr. Williams will be named Chairman of the Board of Directors. From June 2000 through January 2001, Mr. Williams was also the President of an affiliated company, eHospital NewCo Inc., focused on developing and delivering health care content to patients and providers via the internet. From May 1999 to May 2000, Mr. Williams served as the President of MedAmerica OnCall, a provider of outsourced services to physician organizations, hospitals, and managed care entities. Mr. Williams also served as a Vice President of Vivra Incorporated and as the General Manager of Vivra Orthopedics, an operational division of Vivra Specialty Partners, a private health care services and technology firm. Earlier in his career, Mr. Williams was employed by Bain & Company. Mr. Williams received a B.A. from University of California, Berkeley, and an M.B.A. from Harvard Business School.

      Marc N. Casper has served on our Board of Directors since February 2003. Mr. Casper is Senior Vice President of Thermo Electron Corporation, which provides instrumentation and services to the pharmaceutical, biotechnology and industrial laboratory markets. Previously, Mr. Casper served as President, Chief Executive Officer and Director of Kendro Laboratory Products, which produces sample preparation and processing equipment. In 1997, Mr. Casper joined Dade Behring, Inc., which provides products and systems serving the global clinical diagnostics market, as Executive Vice President for Europe, Asia and Intercontinental. He was promoted to President-Americas in 1999. Mr. Casper started his career with Bain & Company as a strategy consultant and later joined Bain Capital, a leading leveraged-buyout firm. Mr. Casper is a member of the board of directors of the Analytical and Life Science Systems Association. Mr. Casper received a B.A. from Wesleyan University, and an M.B.A. from Harvard Business School.

      Kelt Kindick has been a director since November 2001 and upon re-election, Mr. Kindick will be named Lead Director. Mr. Kindick is presently Chief Financial Officer of the Commonwealth of Massachusetts. In addition, he serves as a Director at Bain & Company, a privately held management consulting firm. Mr. Kindick joined Bain & Company in 1980, was elected partner in 1986, served as Managing Director of the firm’s Boston office from 1991 to 1996 and as Chairman of the firm’s executive committee from 1998 to 1999. Mr. Kindick received a B.A. from Franklin & Marshall College and an M.B.A. from Harvard Business School.

      Joseph E. Laird, Jr. has been a director since November 2001. Mr. Laird is presently the Chairman and Chief Executive Officer of Laird Squared, LLC, an investment banking company serving the database information services industry. From 1989 to 1998, Mr. Laird was a Managing Director of Veronis, Suhler & Associates, a leading specialty merchant bank that serves the media and information industries. From 1975 to 1989, Mr. Laird held a variety of positions, including senior securities analyst and investment strategist, for PaineWebber Mitchell and Hambrecht & Quist. Mr. Laird serves on the board of directors of FactSet Research Systems, a publicly held financial information services database integrator. Mr. Laird received an A.B. from Franklin & Marshall College and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

      Mark R. Neaman has been nominated to serve as a member of our Board of Directors. Since 1992 Mr. Neaman has served as President and Chief Executive Officer of Evanston Northwestern Healthcare Corporation, a $1 billion integrated provider of healthcare services which includes three hospitals, a 500-physician multi-specialty group practice, a $100 million foundation, a research institute and is an academic affiliate of Northwestern University, where he holds a faculty position as a Senior Fellow. From 1984 to 1991 Mr. Neaman served as Evanston Northwestern’s Executive Vice President and Chief Operating Officer. Mr. Neaman serves on the board of directors of several private healthcare entities and charitable and educational organizations. Mr. Neaman received a B.S. in Business Administration and an M.S. in Business and Healthcare Administration from The Ohio State University.

      Leon D. Shapiro has been nominated to serve as a member of our board of directors. Since 1989, Mr. Shapiro has been with Gartner, Inc., the leading provider of research and analysis on the global information technology industry. Most recently he was President, Gartner Executive Programs and a member of the Gartner Leadership Team. Previously Mr. Shapiro was senior vice president and general manager of Gartner Community, which included Gartner’s Worldwide Events, Best Practices and Executive Programs business divisions — where he built the world’s largest CIO membership program. He earned his bachelor’s degree in economics and political science from the Hebrew University of Jerusalem in Israel and has completed advanced M.B.A. courses at the University of Connecticut.

      LeAnne M. Zumwalt has been a director since November 2001. Ms. Zumwalt is presently a Vice President of DaVita, Inc., a publicly held provider of dialysis services. From 1997 through 1999, Ms. Zumwalt was the Chief Financial Officer of Vivra Specialty Partners, a privately held health care services and technology firm. From 1991 to 1997, Ms. Zumwalt held several executive positions, including Chief Financial Officer and Treasurer, with Vivra Incorporated, a publicly held provider of dialysis services. Ms. Zumwalt also served on the board of directors of Vivra Incorporated from 1994 to 1997. Prior to joining Vivra Incorporated, Ms. Zumwalt was with Ernst & Young LLP for ten years. Ms. Zumwalt received a B.S. from Pacific Union College.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2005

      The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors to perform the audit of the Company’s financial statements for the fiscal year ending March 31, 2005, and we are asking stockholders to ratify this selection. If the stockholders fail to ratify the selection of Ernst & Young LLP, that fact will be taken under advisement by the Audit Committee in determining whether to retain Ernst & Young LLP and whether to select them in future years. Representatives from Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

Vote Required for Approval

      Ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending March 31, 2005 requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.

The Board of Directors recommends a vote FOR ratification of the appointment of

Ernst & Young LLP as independent auditors for the fiscal year ending March 31, 2005.

INDEPENDENT AUDITORS’ FEES AND SERVICES

      Fees paid to our independent auditors, Ernst & Young, LLP, for each of the past two years are set forth below.

	Fiscal Year Ended
	March 31,

	2004	2003

Audit fees	$225,172	$246,500

Audit-related fees	13,733	13,500

Tax fees	106,355	146,200

All other fees	—	—

Total	$345,260	$406,200

      Audit Fees: Audit fees were for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended March 31, 2004 and 2003, the reviews of the financial statements included in the Company’s quarterly reports on Forms 10-Q for the quarterly periods in the fiscal years ended March 31, 2004 and 2003, assistance with registration statements and comfort letters and consents not performed directly in connection with the audit and services in connection with the Company’s statutory and regulatory filings for the fiscal years ended March 31, 2004 and 2003.

      Audit-Related Fees: Audit related fees were for assurance and related services rendered that are reasonably related to the audit, including benefit plan audits, and reviews of the Company’s financial statements for the fiscal years ended March 31, 2004 and 2003, exclusive of the fees disclosed as Audit Fees above.

      Tax Fees: Tax fees were for services related to tax compliance, consulting and planning services rendered during the fiscal years ended March 31, 2004 and 2003.

      All Other Fees: We did not incur fees for any other services, exclusive of the fees disclosed above relating to audit, audit-related and tax services, rendered during the fiscal years ended March 31, 2004 and 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of September 16, 2004, by (i) each person known to the Company to own more than 5% of the Company’s common stock, (ii) each Named Officer (as defined in the section of this proxy statement entitled “Executive Compensation”), (iii) each director or director nominee and (iv) all current directors and executive officers as a group.

	Amount and Nature of
	Beneficial		Total
	Ownership (1)		Equity Stake (2)

Name of Beneficial Owner	Number	Percent	Number	Percent

David G. Bradley(3)	1,383,756	8.0%	1,383,756	8.0%

Jeffrey D. Zients(4)	158,066	*	158,066	*

Frank J. Williams(5)	373,010	2.1	606,690	3.4

Marc N. Casper(6)	50,416	*	50,416	*

Michael A. D’Amato(7)	48,188	*	48,188	*

Kelt Kindick(8)	60,416	*	60,416	*

Joseph E. Laird, Jr.(9)	47,416	*	47,416	*

LeAnne M. Zumwalt(10)	60,416	*	60,416	*

David L. Felsenthal(11)	149,920	*	209,920	1.2

Scott M. Fassbach(12)	345,175	2.0	401,175	2.3

Richard A. Schwartz(13)	153,858	*	207,858	1.2

Scott A. Schirmeier(14)	68,763	*	119,763	*

Brahman Entities(15)	1,100,500	6.2	1,100,500	6.2

Delaware Management Entities(16)	2,077,694	11.7	2,077,694	11.7

All directors, director nominees and executive officers as a group (11 people)	1,515,644	8.1	1,970,324	10.3

*	Indicates ownership of less than 1%

(1)	Unless indicated in the notes, each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Included in shares owned by each stockholder are options held by the stockholder that are currently exercisable or exercisable within 60 days of September 16, 2004.

(2)	The number column indicates the number of shares owned assuming the exercise of all options, whether vested or unvested, without regard to whether or not the options are exercisable within 60 days of September 16, 2004. Percentages in the percent column are calculated on a diluted basis, assuming that all shares subject to options are deemed to be outstanding, whether vested or unvested and without regard to whether the options are exercisable within 60 days of September 16, 2004.

(3)	As reported in a Schedule 13G/A filed on February 13, 2004. The address of David G. Bradley is The Atlantic Media Company, 600 New Hampshire Avenue, NW, Washington, DC, 20037.

(4)	Beneficial ownership includes 60,416 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of September 16, 2004.

(5)	Beneficial ownership includes 176,543 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of September 16, 2004.

(6)	Beneficial ownership includes 50,416 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of September 16, 2004.

(7)	Beneficial ownership includes 10,000 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of September 16, 2004.

(8)	Beneficial ownership includes 50,416 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of September 16, 2004.

(9)	Beneficial ownership includes 37,416 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of September 16, 2004.

(10)	Beneficial ownership includes 50,416 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of September 16, 2004.

(11)	Beneficial ownership includes 76,947 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of September 16, 2004.

(12)	Beneficial ownership includes 68,017 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of September 16, 2004.

(13)	Beneficial ownership includes 150,858 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of September 16, 2004.

(14)	Beneficial ownership includes 68,763 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of September 16, 2004.

(15)	As reported in a Schedule 13G/ A filed with the Securities and Exchange Commission on February 17, 2004 by Brahman Partners II, L.P. (“BPII”), Brahman Partners III, L.P. (“BPIII”); BY Partners, L.P.; (“BYP”); Brahman Institutional Partners, L.P. (“BIP”); Brahman C.P.F. Partners, L.P. (“BCPF”); Brahman Management, L.L.C. (“BMLLC”), Brahman Capital Corp. (“BCC”), Peter A. Hochfelder, Robert J. Sobel and Mitchell A. Kuflik (BPII, BPIII, BIP, BYP, BCPF, BMLLC, BCC and Messrs. Hochfelder, Sobel and Kuflik, are referred to collectively as the “Brahman Entities”). BMLLC is the sole general partner of BPII, BPIII, BIP, BYP and BCPF. Pursuant to an investment advisory contract, BCC has the power to vote and dispose of shares held by BYP. Messrs. Hochfelder, Sobel and Kuflik are the managing members of BMLLC and the executive officers and directors of BCC. According to the Schedule 13G/A filed by the Brahman Entities, of the 1,100,500 shares, BPII has shared voting and dispositive power over 140,700 shares; BPIII has shared voting and dispositive power over 96,000 shares; BIP has shared voting and dispositive power over 133,800 shares; BYP has shared voting and dispositive power over 296,900 shares; BCPF has shared voting and dispositive power over 86,900 shares; BMLLC has shared voting and dispositive power over 754,300 shares; BCC has shared voting and dispositive power over 643,100 shares; and each of Messrs. Hochfelder, Sobel and Kuflik has shared voting and dispositive power over 1,100,500. The address of the Brahman Entities is 350 Madison Avenue, 22nd Floor, New York, NY, 10017.

(16)	As reported in a Schedule 13G/A filed with the Securities and Exchange Commission on March 5, 2004 by Delaware Management Holdings and Delaware Management Business Trust (the “Delaware Management Entities”). The Delaware Management Entities are the beneficial owners of an aggregate of 2,077,694 shares, with sole power to vote 2,073,804 shares and sole power to dispose of 2,077,694 shares. The ultimate parent of the Delaware Management Entities is Liberty National Corp. The address of the Delaware Management Entities is 2005 Market Street, Philadelphia, PA, 19103.

EXECUTIVE OFFICERS

      The following table sets forth the names, ages and positions within The Advisory Board Company of the persons who serve as our executive officers.

Name of Officer	Age	Position

Frank J. Williams	38	Chief Executive Officer and Director

Scott M. Fassbach	45	Chief Research Officer

David L. Felsenthal	34	Chief Financial Officer

Scott A. Schirmeier	36	General Manager, Sales and Marketing

Richard A. Schwartz	38	General Manager, Research

      Frank J. Williams’s business experience is listed above in the section for nominees for the Board of Directors.

      Scott M. Fassbach first joined us in 1987. He has been our Chief Research Officer since March 2000. From 1987 through 1990, and from 1991 through March 2000, Mr. Fassbach served in various management capacities with us. From 1990 to 1991, Mr. Fassbach worked in Ernst & Young’s health care consulting practice. Mr. Fassbach received a B.A. from Johns Hopkins University and an M.A. from Harvard University.

      David L. Felsenthal first joined us in 1992. He has been our Chief Financial Officer, Treasurer and Secretary since April 2001. From September 1999 to March 2001, Mr. Felsenthal was Vice President of an affiliated company, eHospital NewCo Inc., focused on developing and delivering health care content to patients and providers via the internet. From 1997 to 1999, Mr. Felsenthal worked as Director of Business Development and Special Assistant to the CEO/CFO of Vivra Specialty Partners, a private health care services and technology firm. From 1992 through 1995, Mr. Felsenthal held various positions with us, including research analyst, manager and director of the original executive inquiry research department. Mr. Felsenthal received an A.B. degree from Princeton University and an M.B.A. from Stanford University.

      Scott A. Schirmeier joined us in 1995 and has been our General Manager, Sales and Marketing, since June 2001. From 1995 to June 2001, Mr. Schirmeier held various management positions overseeing marketing, sales and relationship management functions, including Senior Director, Sales and Relationship Management from July 1998 to March 2000, and Executive Director, Sales and Marketing from March 2000 to June 2001. Mr. Schirmeier received a B.A. from Colby College.

      Richard A. Schwartz joined us in 1992 and has been our General Manager, Research since June 2001. Prior to June 2001, Mr. Schwartz held various management positions in our research programs, including Executive Director, Research from June 1996 to March 2000, and Executive Vice President from March 2000 to May 2001. Mr. Schwartz received a B.A. from Stanford University and an M.B.A. from Duke University.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table presents certain information concerning compensation earned for services rendered for fiscal 2002, 2003 and 2004 by the Chief Executive Officer and the four other most highly paid persons who served as executive officers during fiscal 2004 (the “Named Officers”).

					Long-Term
		Annual Compensation			Compensation
	Fiscal				Number of	All Other
Name and Principal Position	Year	Salary		Bonus	Options	Compensation

Frank J. Williams	2004	$500,000		$100,000	85,000	$—
Chief Executive Officer and Director (1)	2003	$500,000		$200,000	50,000	$—
	2002	$487,500	(2)	$100,000	267,080	$—

Scott M. Fassbach	2004	$535,600		$—	27,000	$—
Chief Research Officer	2003	$535,600		$15,000	12,000	$—
	2002	$539,500		$10,000	17,000	$—

David L. Felsenthal	2004	$300,000		$85,000	27,000	$—
Chief Financial Officer, Secretary and Treasurer	2003	$300,000		$75,000	16,000	$—
	2002	$286,250		$40,000	84,360	$—

Scott A. Schirmeier	2004	$315,000		$—	22,000	$—
General Manager, Sales and Marketing	2003	$315,000		$80,000	12,000	$—
	2002	$307,750		$55,425	17,000	$—

Richard A. Schwartz	2004	$482,040		$30,000	25,000	$—
General Manager, Research	2003	$482,040		$17,000	12,000	$400,000(3)
	2002	$485,550		$12,000	17,000	$300,000(3)

(1)	Mr. Williams was named our Chief Executive Officer on June 1, 2001.

(2)	Includes payments by DGB Enterprises, Inc., which were allocated to us for services provided during fiscal 2002.

(3)	Represents payments made pursuant to special equity-based compensation arrangements we entered into with selected employees while we were a private company. Since our initial public offering, we have not entered, and we do not anticipate that in the future we will enter, into any new special equity-based compensation arrangements.

Option Grants in Fiscal 2004

      The following table shows information about stock option grants to our Named Officers during fiscal 2004. These options are included in the Summary Compensation Table above. All options were granted at fair market value under The Advisory Board Company 2001 Stock-Based Incentive Compensation Plan. All of the options granted have ten-year terms. The rules of the Securities and Exchange Commission require us to show hypothetical gains that the Named Officers would have for these options at the end of their ten-year terms. These gains are calculated assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by Securities and Exchange Commission rules. They are not our estimate or projection of future stock prices.

Stock Option Grants in Fiscal 2004

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of
		% of Total			Stock Price
	Number of	Options			Appreciation for
	Shares	Granted to	Exercise		Option Term
	Underlying	Employees In	Price	Expiration
Name	Option Grants	Fiscal Year	(per share)	Date	5%	10%

Frank J. Williams	85,000	9.6%	$34.81	March 8, 2014	$1,860,805	$4,715,645

David L. Felsenthal	27,000	3.0	$34.81	March 8, 2014	591,079	1,497,911

Scott M. Fassbach	27,000	3.0	$34.81	March 8, 2014	591,079	1,497,911

Richard A. Schwartz	25,000	2.8	$34.81	March 8, 2014	547,296	1,386,954

Scott A. Schirmeier	22,000	2.5	$34.81	March 8, 2014	481,620	1,220,520

Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

      The following table shows information about the value realized on option exercises for each of our Named Officers during fiscal 2004 and the value of their unexercised options at the end of fiscal 2004. Value realized, or gain, is measured as the difference between the exercise price and market value or the price at which the shares were sold on the date of exercise.

Aggregated Option Exercises in Fiscal 2004 and Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year-End		at Fiscal Year-End (1)
	Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Frank J. Williams	140,000	$3,837,400	176,543	430,147	$5,220,377	$8,331,597

David L. Felsenthal	—	—	76,947	132,973	2,275,323	2,527,512

Scott M. Fassbach	220,000	6,030,200	68,017	333,158	2,011,263	8,599,092

Richard A. Schwartz	150,858	4,135,018	—	204,858	—	4,860,621

Scott A. Schirmeier	110,863	3,088,854	—	119,763	—	2,427,402

(1)	Based on the closing price of our common stock on March 31, 2004 of $36.70 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Pursuant to its charter, the Compensation Committee’s responsibilities include developing and administering a compensation policy for executive officers that contains appropriate performance incentives and equity-linked components and reviewing annually the performance of the executive officers of the Company.

General Compensation Practices for Officers

      Compensation of our executive officers consists primarily of salary, bonus and stock options. The compensation of the Chief Executive Officer, Mr. Williams, is determined pursuant to an employment agreement. We may pay bonuses from time to time, as the Compensation Committee deems appropriate. The Compensation Committee establishes salaries based on such factors as historic and comparable pay levels within the Company and for executives in comparable positions.

      We use stock options as a means of linking compensation for executives and other employees to stockholder value. The Compensation Committee intends to grant stock options to our executives on an annual basis or in connection with other career milestones, such as in connection with assuming added responsibilities or achieving exceptional performance. Options granted under The Advisory Board Company 2001 Stock-Based Incentive Compensation Plan are designed to promote long-term stockholder value through a vesting schedule that generally provides for the options to vest over a four-year period commencing one year after the date they are granted, subject to the option holder’s continued employment with the Company. The level of stock options granted generally has been determined in consultation with senior management and has been based on a subjective evaluation as to competitive practices for equity-based compensation and on relative weighting of option grants among recipients at the Company.

Compensation of the Chief Executive Officer

      Under the terms of his employment agreement as our Chief Executive Officer, Mr. Williams received an annual salary of $500,000 in fiscal 2004. Mr. Williams’ employment agreement also provides for an annual bonus at the discretion of the Board of Directors and upon recommendation of the Compensation Committee. The Compensation Committee recommended, and the Board approved, a bonus for Mr. Williams of $100,000 based on an evaluation of the Company’s performance as compared to annual financial goals and operating objectives in fiscal 2004 and other annual goals, such as the continued growth and advancement of the Company and its human resources, and the development of growth strategies for future years. The Board of Directors, upon recommendation of the Compensation Committee, determines the level of options to be granted to the Chief Executive Officer consistent with the factors discussed above for other executive officers. In fiscal 2004, after achieving the criteria established for awarding performance-based options, Mr. Williams was granted options to purchase 85,000 shares of our common stock.

Deductibility of Executive Compensation in Excess of $1.0 Million

      Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million to each of the five highest paid officers of the corporation unless the compensation is paid under a predetermined objective performance plan meeting certain requirements or satisfies one of various other exemptions. The special compensation arrangements, The Advisory Board Company 1997 Stock-Based Incentive Compensation Plan and The Advisory Board Company 2001 Stock-Based Incentive Compensation Plan are designed so that awards under these plans can qualify as “performance based compensation,” which is not subject to Section 162(m). The Company does not believe that, other than stock option grants, its compensation arrangements will result in excess of $1.0 million being paid to any of its executive officers. However, the Board may determine to award compensation in the future that would not be deductible under Section 162(m) in such circumstances as it deems appropriate. Moreover, in light of the ambiguities and uncertainties under Section 162(m), no assurance can be made that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

COMPENSATION COMMITTEE MEMBERS

Joseph E. Laird, Jr., Chair
Marc N. Casper
Kelt Kindick

EMPLOYMENT CONTRACTS, TERMINATION OF

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Option Plans

      In the event that there is any change in the number or kind of the outstanding shares of our common stock, whether by reason of merger, consolidation or otherwise, then the plan administrator of The Advisory Board Company 1997 Stock-Based Incentive Compensation Plan, The Advisory Board Company 2001 Stock-Based Incentive Compensation Plan and The Advisory Board Company Directors’ Stock Plan (collectively hereafter referred to as the “Plans”) shall, in its sole discretion, determine the appropriate adjustment, if any, to options held by Company employees, including the Named Officers. In addition, in the event of such a change, the plan administrator may accelerate the time or times at which any option may be exercised and may provide for cancellation of accelerated options that are not exercised within a time prescribed by the plan administrator in its sole discretion. Options granted under the Plans generally provide that, if an optionee’s employment is terminated for any reason other than for cause or voluntary resignation, all options granted under the Plans vest immediately.

Employment Arrangements

      Mr. Williams is employed as our Chief Executive Officer pursuant to the terms of an employment agreement which continues in effect until his termination or separation from the Company. Under the terms of the employment agreement, Mr. Williams received an annual salary of $500,000 in fiscal 2004. Mr. Williams’ annual salary is subject to periodic increase at the discretion of the Board of Directors, and upon recommendation by the Compensation Committee. Mr. Williams’ employment agreement also provides for an annual discretionary bonus. In fiscal 2004, Mr. Williams was awarded a bonus of $100,000 based on his managerial performance. The employment agreement requires Mr. Williams to devote his efforts and abilities to us on a full-time basis. If Mr. Williams is terminated without cause, the employment agreement provides that he will continue to receive his base salary for one year after the date of termination and that all the options granted to him will vest and become exercisable.

      Upon a change of control, 50% of all options granted to Mr. Williams will vest and immediately become exercisable on the date of the change of control and the remaining 50% of all options granted to him will vest and immediately be exercisable on the second anniversary of the change of control. For this purpose, a change of control includes the acquisition by any person of more than 50% of our stock and the merger of the Company, but does not include a purchase or merger with The Corporate Executive Board Company or a private buyout by a group including our management.

      Mr. Williams is also party to a noncompetition agreement with us. Under the terms of this agreement, Mr. Williams may not compete with us or solicit our employees for a period of two years after the termination of his employment. This agreement also provides that Mr. Williams may not disclose any of our confidential or proprietary information, must disclose business opportunities to us and must return all of our property upon the termination of his employment.

      Messrs. Fassbach, Felsenthal, Schirmeier and Schwartz are parties to agreements with us concerning exclusive services, confidential information, business opportunities, noncompetition, non-solicitation and work product. Messrs. Zients and D’Amato are parties to agreements with us concerning confidential information, business opportunities, noncompetition and non-solicitation. These agreements prohibit those individuals from competing with us or soliciting our employees during their tenure as members of our Board of Directors or as employees, as the case may be, and, if the individual is terminated for cause or resigns, for a period of two years thereafter. These agreements also provide that Messrs. Zients, D’Amato, Fassbach, Felsenthal, Schirmeier and Schwartz will not disclose any of our confidential or proprietary information.

STOCK PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return on our common stock from the date of our initial public offering through March 31, 2004, with the cumulative total return on the Russell 2000 Index and the Nasdaq National Market (U.S.) Index for the same period. The graph assumes that $100 was invested in our common stock and in each of the other indexes on November 12, 2001 and that any dividends were reinvested. The comparisons in the graph below are based on historical data (with our common stock prices based on the closing price on the date of the initial public offering and thereafter) and are not intended to forecast the possible future performance of our common stock.

COMPARISON OF THE CUMULATIVE TOTAL RETURN AMONG

THE ADVISORY BOARD COMPANY, THE RUSSELL 2000 INDEX
AND THE NASDAQ NATIONAL MARKET (U.S.) INDEX

[PERFORMANCE CHART]

	The Advisory Board	NASDAQ National Market
	Company	(U.S.) Index	Russell 2000 Index

November 2001	100	100	100
2002	134	97	113
2003	144	71	83
2004	151	106	135

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with DGB Enterprises, Inc.

      Our founder, David G. Bradley owns a controlling interest in certain entities that operate in different industries from us. As of September 16, 2004, Mr. Bradley owned 1,383,756 shares, or approximately 8.0% of our common stock. In 1997, he created DGB Enterprises, Inc. to manage his various business interests including his ownership in us. To achieve operating efficiencies, DGB Enterprises, Inc. consolidated certain management and administrative functions for these entities, and assumed the primary lease on office space used by these entities and shared with us. We entered into the following transactions with DGB Enterprises and these other interests as follows:

Administrative Services

      From January 2000 to June 2001, the majority of our administrative functions, including recruiting, human resources, facilities and telecommunications, were provided under an administrative services agreement by DGB Enterprises, Inc., which provided similar services to all entities under our founder’s control. In July 2001, we entered into a new administrative services agreement whereby we assumed internal management of substantially all these administrative functions while DGB Enterprises, Inc. continued to provide us with services related to the facilities associated with our shared leased space. Under the new agreement we provide DGB Enterprises, Inc., and related entities owned or controlled by our founder, with a variety of administrative services including services related to information technology and support, payroll and accounting and recruiting. This new agreement has a two-year term. Fees for the services provided under all these agreements are based on direct costs per transaction, square footage, headcount or a fixed cost per month that approximates the cost for each entity to internally provide or externally source these services. We believe these net charges approximate the costs which would have been incurred had we operated on a stand-alone basis. We incurred net charges under all these arrangements in the amount of $1.0 million for fiscal 2004.

Lease and Sublease Agreements

      In fiscal 2000 we assigned our office lease to DGB Enterprises, Inc., transferred leasehold improvements related to our office space to DGB Enterprises, Inc. and subsequently entered into a sublease agreement with them on terms consistent with the original agreement. The lease agreement expired in May 2004. We incurred rent expense under this arrangement of $3.6 million for fiscal 2004.

Transactions with our Officers, Directors and Stockholders

      Mr. Neaman, who is a director nominee, serves as President and Chief Executive Officer of Evanston Northwestern Healthcare Corporation, an integrated provider of healthcare services. Evanston Northwestern Healthcare Corporation has participated as a member in certain of our programs, for which we received fees of approximately $0.3 million, or less than 0.3% of our gross revenues, in fiscal 2004.

OTHER MATTERS

Next Annual Meeting and Stockholder Proposals

      The next annual meeting of stockholders will be held at our corporate offices on August 24, 2005, at 10:00 a.m. local time. Under Securities and Exchange Commission rules, any stockholder who intends to present a proposal at the next annual meeting of stockholders must submit the proposal to us at our principal executive offices, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, no later than April 18, 2005, which is a reasonable time before we begin to print and mail our proxy materials, and must satisfy the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934 in order for the proposal to be considered for inclusion in our Proxy Statement and Proxy Card for that meeting. Any stockholder who wishes to bring a proposal before our next annual meeting of stockholders, but does not wish to include it in our proxy materials, or wishes to nominate one or more persons to serve as Directors, must provide written notice of the proposal to our Secretary at our principal executive offices not later than May 27, 2005, and must satisfy the requirements of our Bylaws. If a stockholder making such a proposal does not also satisfy the requirements of Rule 14a-4(c) under the Securities Exchange Act of 1934, we may exercise discretionary voting authority over proxies we solicit in determining how to vote on the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and 10% stockholders to file forms with the Securities and Exchange Commission to report their beneficial ownership of our stock and any changes in beneficial ownership. Anyone required to file forms with the Securities and Exchange Commission must also send copies of the forms to us. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2004.

Delivery of Documents to Stockholders Sharing an Address

      If you are a beneficial owner, but not the record holder, of Company shares, your broker, bank or other nominee may only deliver one copy of our Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to us by telephone at 202-266-5600 or by submitting a written request to David L. Felsenthal, Chief Financial Officer, Secretary, and Treasurer, 2445 M Street NW, Washington, DC 20037. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Business

      Our Board of Directors does not currently intend to bring any other business before the Meeting, and is not aware of any other business to be brought before the Meeting. If any other business is properly brought before the Meeting, the proxies will be voted in accordance with the judgment of the proxy holders.

Whether or not you plan to attend the Meeting, please complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-paid envelope.

APPENDIX A

THE ADVISORY BOARD COMPANY

AUDIT COMMITTEE CHARTER

July 28, 2004

1 Organization

      There shall be a committee of the Board of Directors (the “Board”) of The Advisory Board Company (the “Company”) to be known as the Audit Committee (the “Committee”). The Committee shall be composed of at least three directors each of whom is appointed annually by the Board, is able to read and understand fundamental financial statements including a company’s balance sheet, income statement, and cash flow statement, satisfies the requirements set forth in Rule 4350(d)(2) of the National Association of Securities Dealers’ listing standards, and is free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

2	Statement of Purpose

      The Committee shall provide assistance to the Board in fulfilling its responsibilities to the shareholders, potential shareholders, and investment community relating to the accounting, reporting, and financial practices of the Company, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the Board, the independent auditors, the internal auditors, and the financial management of the Company.

3	Responsibilities

      In accordance with purposes set forth in the foregoing paragraph, the Committee shall:

(i) Be directly responsible for the appointment, compensation, retention and oversight of the firm of independent certified public accountants as the independent auditor. In this regard, the Committee shall appoint and retain, subject to ratification by the Company’s stockholders, compensate, evaluate, and terminate when appropriate, the independent auditor, which shall report directly to the Committee.

(ii) Review with the independent auditor their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters. In this regard, the Committee shall have the authority to appoint and dismiss, oversee and determine funding for the independent auditor.

(iii) Approve in advance all audit and permissible non-audit services to be provided by the independent auditor, and establish policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent auditor.

(iv) Review with the independent auditor the written statement from the auditor, required by Independence Standards Board Standard No. 1, concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the auditor.

(v) Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including a review of:

•	The Company’s annual financial statements and related footnotes.

•	The independent auditors’ audit of the financial statements and related report thereon.

•	Any significant changes required in the independent auditors’ audit plan.

•	Any significant difficulties or disputes with management encountered during the course of the audit.

•	The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves, and the Company’s accounting principles.

•	The overall quality of the Company’s financial reporting and accounting principles.

•	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

(vi) Review with management and the independent auditor the results of any significant matters identified as a result of the independent auditor’s interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible.

(vii) Recommend to the Board whether, based on the review and discussions described in paragraphs (iv) through (vi) above, the financial statements should be included in the Annual Report on Form 10-K.

(viii) Review the adequacy and recommend changes to the Company’s internal controls. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

(ix) Review significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company’s financial reports.

(x) Review material pending legal proceedings involving the Company and other contingent liabilities.

(xi) Discuss with management and the independent auditors, the status and adequacy of management information systems and other information technology, including the significant risks related thereto and major controls over such activities.

(xii) Establish procedures relating to the submission, receipt, processing and retention of complaints regarding accounting, internal controls or auditing matters, including procedures for both the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters and the receipt of periodic reports regarding the status and treatment of the complaints submitted.

(xiii) Have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, auditors or others to assist in the conduct of any such investigation.

(xiv) Have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions and to receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors.

(xv) Provide a report, specifying the name of each Committee member in the Company’s proxy statement disclosing whether the Committee has reviewed and discussed certain matters with the independent auditors, including the following:

•	Whether the Committee has reviewed and discussed the audited financial statements with management;

•	Whether the Committee has discussed with the independent auditors certain matters required under the AICPA adopted amendments to the Statement of Auditing Standards (“SAS”) No. 61, “Communicating with Audit Committees” and whether they have received and discussed the information required by Independent Standards Board Standard No. 1 regarding the auditors’ independence; and

•	Whether, based on any such reviews, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC.

(xvi) Review the adequacy of the Audit Committee Charter on an annual basis, and recommend changes if the Committee determines changes are appropriate. Provide a copy of the Committee charter as an appendix to the Company’s proxy statements at least once every three years.

4	Procedures

      The Committee’s policies and procedures shall remain flexible in order to best react to changing conditions and to ensure to the Board and shareholders that the accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically. The Committee shall meet in executive session with the independent auditors, the internal auditor, if any, and the financial management of the Company at least annually. The Committee shall report to the full Board with respect to its meetings and shall make such reports to shareholders as are required by applicable regulations or as are deemed advisable in the Committee’s judgment. The majority of the members of the Committee shall constitute a quorum.

. FOLD AND DETACH HERE .

THE ADVISORY BOARD COMPANY

This Proxy is solicited on behalf of the Board of Directors

     The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 1, 2004, and revoking all prior proxies, hereby appoints Frank J. Williams (with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on this proxy card, all shares of Common Stock of The Advisory Board Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Advisory Board Company to be held at 10:00 a.m. local time on November 15, 2004 at the offices of The Advisory Board Company located at 2445 M Street, NW, Washington, DC 20037, and at any postponement or adjournments thereof. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any postponement or adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

The Board of Directors recommends a vote FOR Proposals One and Two to be voted upon at the Annual Meeting:

1.    ELECTION OF DIRECTORS

FOR all nominees listed (except as indicated to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐

(INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee’s name listed below.)

Nominees:	Marc N. Casper Leon D. Shapiro	Kelt Kindick Frank J. Williams	Joseph E. Laird, Jr. LeAnne M. Zumwalt	Mark R. Neaman

Each Director nominee was recommended by our Governance Committee, which is comprised solely of independent, non-management directors.

2. RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING MARCH 31, 2005	FOR ☐	AGAINST ☐	ABSTAIN ☐
☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

. FOLD AND DETACH HERE .

DATE:

Signature

Signature (if held jointly)

NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy card for a stockholder should give their full title. Please date the proxy card.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY CARD IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.